Exhibit 1.1

                 Agreement and Declaration of Trust, as amended

                              PHOENIX SERIES FUND

                       Amendment to Declaration of Trust

     We, the undersigned, being a majority of the members of the Board of Trustees of the Phoenix Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated April 7, 1958, as amended July 28, 1980, February 25, 1982, October 12, 1982, February 25, 1987 and October 31, 1987, and acting pursuant to ARTICLE VII, Section 7.3 of said Declaration of Trust, hereby further amend said Declaration of Trust, effective October 4, 1990 by

     (1) deleting the following from Section 5.2 of ARTICLE V:

         There shall be an annual meeting of Shareholders on the fourth Thursday in March at the office of the Trust in Boston, Massachusetts, or at such other place as may be designated in the call thereof, which call shall be made by the Trustees. In the event that such meeting is not held in any year on the date fixed herein, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of the annual meeting with the same effect as though held on such date.

         and

     (2) inserting the following in lieu thereof:

         There shall be such meetings of Shareholders of the Trust as may be required by the Investment Company Act of 1940 or as may be called by the Trustees, at the office of the Trust in Greenfield, Massachusetts or at such other place as may be designated in the call thereof, which call shall be made by the Trustees. In the event that any such meeting is not held on the date fixed in the notice thereof, whether the omission be by oversight or otherwise, a subsequent meeting may be called by the Trustees and held in lieu of the original meeting with the same effect as though held on such date.

     WITNESS our hands this 28th day of November, 1990.

/s/ C. Duane Blinn                         /s/ Philip R. McLoughlin
--------------------------------          -----------------------------------
C. DUANE BLINN                            PHILIP R. McLOUGHLIN

/s/ Robert Chesek                         /s/ James M. Oates
--------------------------------          -----------------------------------
ROBERT CHESEK                             JAMES M. OATES

/s/ James R. Dempsey                      /s/ Philip R. Reynolds
--------------------------------          -----------------------------------
JAMES R. DEMPSEY                          PHILIP R. REYNOLDS

/s/ Leroy Keith, Jr.                      /s/ Herbert Roth, Jr.
--------------------------------          -----------------------------------
LEROY KEITH, JR.                          HERBERT ROTH, JR.

                                          /s/ Richard Scheuch
                                          -----------------------------------
                                          RICHARD SCHEUCH

                               PHOENIX SERIES FUND

                        Amendment to Declaration of Trust

     We, the undersigned, being a majority of the members of the Board of Trustees of the Phoenix Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated April 7, 1958, as amended July 28, 1980, February 25, 1982, October 12, 1982 and February 25, 1987, acting pursuant to
Section 3.3 of ARTICLE III and Section 7.3 of ARTICLE VII of said Declaration of Trust, hereby further amend said Declaration of Trust, effective
October 31, 1987, by

     (1) deleting the language set forth in subsections (a), (d), (f) and (g) of Section 2.2 of Article II by inserting in lieu thereof the following powers of the Trustees:

         "(a) Investments. To invest and reinvest cash and other assets of the Trust, and to hold cash or other assets of the Trust uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;"

         "(d) Subscription. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities, debt instruments or other property;"

         "(f) Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security, debt instrument or other property of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument or other property held in the Trust;"

         "(g) Voting Trusts, etc. To join with other holders of any securities, debt instruments or other property in acting through a committee, depositary, voting trustees or otherwise, and in that connection to deposit any security, debt instrument or other property with, or transfer any security, debt instrument or other property to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security, debt instrument or other property (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;"

     (2) deleting the investment restriction set forth in subsection (h) of
Section 3.1 of ARTICLE III and by inserting in lieu thereof the following investment restriction:

         "(h) Make investments in real estate or commodities or commodity contracts, although (i) the Trust may purchase securities which are secured by interests in real estate, specifically, securities issued by real estate investment trusts, and (ii) any Series of the Trust (excluding the Phoenix Money Market Fund Series and the Phoenix U.S. Government Securities Fund Series) may engage in transactions in financial futures and related options, provided that the sum of the initial margin deposits on such Series' existing futures positions and the premiums paid for related options would not exceed in the aggregate 2% of such Series' total assets."

     (3) deleting the investment restriction set forth in subsection (j) of
Section 3.1 of ARTICLE III and by inserting in lieu thereof the following investment restriction:

         "(j) Invest in puts, calls, straddles, and any combination thereof except that any Series of the Trust (excluding the Phoenix Money Market Fund Series and the Phoenix U.S. Government Securities Fund Series) may (i) write (sell) exchange-traded covered call options on portfolio securities and on securities indices and engage in related closing purchase transactions and (ii) invest up to 2% of its total assets in exchange-traded call and put options on securities and securities indices."

                WITNESS our hands this 31st day of October, 1987.

/s/ C. Duane Blinn
--------------------------------          ------------------------------------
C. Duane Blinn                            James M. Oates


/s/ Robert Chesek                         /s/ Philip R. Reynolds
--------------------------------          -------------------------------------
Robert Chesek                             Philip R. Reynolds


/s/ James R. Dempsey                      /s/ Herbert Roth, Jr.
-------------------------------           -------------------------------------
James R. Dempsey                          Herbert Roth, Jr.


/s/ Leroy Keith, Jr.
-------------------------------           -------------------------------------
Leroy Keith, Jr.                          Richard Scheuch

                              PHOENIX SERIES FUND

                       Amendment to Declaration of Trust

      We, the undersigned, being a majority of the members of the Board of Trustees of the Phoenix Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated April 7, 1958, as amended July 28, 1980, February 25, 1982 and October 12, 1982, pursuant to Section 7.3 of ARTICLE VII of said Declaration of Trust for the purpose of establishing and designating a new Series of Shares denominated the Phoenix U.S. Government Securities Fund Series, hereby further amend said Declaration of Trust, effective February 25, 1987, by deleting the first paragraph of Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:

         "Without limiting the authority of the Trustees set forth in Section
         4.1 to establish and designate any further Series, the following eight Series are hereby established and designated: "Phoenix Balanced Fund Series", "Phoenix Convertible Fund Series", "Phoenix Growth Fund Series", "Phoenix High Quality Bond Fund Series", "Phoenix High Yield Fund Series", "Phoenix Money Market Fund Series", "Phoenix Stock Fund Series", and "Phoenix U.S. Government Securities Fund Series". All shares of beneficial interest in the Trust outstanding on July 28, 1980 shall be classified as Shares of the Phoenix Growth Fund Series and all assets, including all income, earnings, profits, and proceeds thereof, and all liabilities of the Trust as of such date shall be considered assets and liabilities of the Phoenix Growth Fund Series."

     WITNESS our hands this twenty-fifth day of February, 1987.

                                          /s/ Philip R. Reynolds
-------------------------------           ------------------------------------
C. Duane Blinn                            Philip R. Reynolds

/s/ Robert Chesek                         /s/ Herbert Roth, Jr.
-------------------------------           ------------------------------------
Robert Chesek                             Herbert Roth, Jr.

/s/ James R. Dempsey                      /s/ Richard Scheuch
-------------------------------           ------------------------------------
James R. Dempsey                          Richard Scheuch


/s/ Leroy Keith, Jr.
-------------------------------
Leroy Keith, Jr.

                           PHOENIX-CHASE SERIES FUND

                        AMENDMENT TO DECLARATION OF TRUST

     We, the undersigned, being a majority of the members of the Board of Trustees of Phoenix-Chase Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated April 7, 1958, as amended July 28, 1980 and February 25, 1982, pursuant to Section 7.3 of ARTICLE VII of said Declaration of Trust for the purposes of (a) changing the name of the Trust from "Phoenix-Chase Series Fund" to "Phoenix Series Fund"; (b) changing the names of the series established and designated under the Declaration of Trust to reflect the change in the name of the Trust; (c) establishing and designating a new Series of Shares denominated the Phoenix High Quality Bond Fund Series; and (d) changing the reference to Phoenix Investment Counsel of Boston, Inc. to Phoenix Investment Counsel, Inc. to reflect its recent name change, hereby further amend said Declaration of Trust, effective October 12, 1982, as follows:

         1. by deleting in Section 1.1 of ARTICLE I the words Phoenix-Chase Series Fund, and inserting in lieu thereof the words Phoenix Series Fund;

         2. by deleting the first paragraph of Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph: "Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further
            Series, the following seven Series are hereby established and designated: "Phoenix Balanced Fund Series", "Phoenix Convertible Fund Series", "Phoenix Growth Fund Series", "Phoenix High Quality Bond Fund Series", "Phoenix High Yield Fund Series", "Phoenix
            Money Market Fund Series",
            and "Phoenix Stock Fund Series". All shares of beneficial interest in the Trust outstanding on July 28, 1980 shall be classified as Shares of the Phoenix Growth Fund Series and all assets, including all income, earnings, profits, and proceeds thereof, and all liabilities of the Trust as of such date shall be considered assets and liabilities of the Phoenix Growth Fund Series."

         3. by deleting in the paragraph following Section 4.2(i) of ARTICLE IV the words Phoenix-Chase and inserting in lieu thereof the word Phoenix; and

         4. by deleting in Section 7.4 of ARTICLE VII the words Phoenix Investment Counsel of Boston, Inc. and inserting in lieu thereof the words Phoenix Investment Counsel, Inc.

      WITNESS our hands this twelfth day of October, 1982.

/s/ Ashby Bladen                          /s/ Oliver F. Johnson
-------------------------------           ------------------------------------
Ashby Bladen                              Oliver F. Johnson

/s/ C. Duane Blinn                        /s/ Leroy Keith, Jr.
-------------------------------           ------------------------------------
C. Duane Blinn                            Leroy Keith, Jr.

/s/ John P. Chase                         /s/ John Lintner
-------------------------------           ------------------------------------
John P. Chase                             John Lintner

/s/ Robert Chesek                         /s/ Herbert Roth, Jr.
-------------------------------           ------------------------------------
Robert Chesek                             Herbert Roth, Jr.

/s/ James R. Dempsey                      /s/ Richard Scheuch
-------------------------------           ------------------------------------
James R. Dempsey                          Richard Scheuch

                           PHOENIX-CHASE SERIES FUND

                       Amendment to Declaration of Trust

      We, the undersigned, being at least a majority of the members of the Board of Trustees of the Phoenix-Chase Series Fund, a Massachusetts Business Trust organized under a Declaration of Trust dated April 7, 1958, as amended July 28, 1980, pursuant to Section 7.3 of ARTICLE VII of said Declaration of Trust for the purpose of establishing and designating a new Series of Shares denominated the Phoenix-Chase Convertible Fund Series, hereby further amend said Declaration of Trust, effective February 25, 1982, by deleting the first paragraph of Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:

      "Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the following six Series are hereby established and designated: "Phoenix-Chase Growth Fund Series", "Phoenix-Chase Stock Fund Series", "Phoenix-Chase Balanced Fund Series", "Phoenix-Chase Money Market Fund Series", "Phoenix-Chase High Yield Fund Series", and "Phoenix-Chase Convertible Fund Series". All Shares of beneficial interest in the Trust outstanding on July 28, 1980 shall be classified as Shares of the Phoenix-Chase Growth Fund Series and all assets, including all income, earnings, profits, and proceeds thereof, and all liabilities of the Trust as of such date shall be considered assets and liabilities of the Phoenix-Chase Growth Fund Series."

     WITNESS our hand this 12th day of March, 1982

                                          /s/ Oliver F. Johnson
-------------------------------           ------------------------------------
Ashby Bladen                              Oliver F. Johnson

/s/ C. Duane Blinn
-------------------------------           ------------------------------------
C. Duane Blinn                            Leroy Keith, Jr.

/s/ John P. Chase                         /s/ John Lintner
-------------------------------           ------------------------------------
John P. Chase                             John Lintner

/s/ Robert Chesek
-------------------------------           ------------------------------------
Robert Chesek                             Herbert Roth, Jr.

                                          /s/ Richard Scheuch
-------------------------------           ------------------------------------
James R. Dempsey                          Richard Scheuch

                            THE CHASE FUND OF BOSTON

                       AMENDMENT TO DECLARATION OF TRUST
                 AND CERTIFICATE OF TRUSTEES IN REGARD THERETO

     We, the undersigned, being a majority of the members of the Board of Trustees of The Chase Fund of Boston (the Fund), do hereby certify

     (1) that the Fund was organized as a Massachusetts Trust under a Declaration of Trust dated April 7, 1958;

     (2) that Section 2 of ARTICLE XIV of said Declaration of Trust contains the following provisions:

     "At any time when any share of the Fund is outstanding the Trustees may amend this Declaration of Trust with the consent of holders of a majority of the outstanding shares, expressed in writing or by vote at a meeting. An instrument setting forth any amendment together with a certificate signed by a majority of the Trustees reciting that such amendment has been duly adopted by the Trustees and that the consent of the holders of a majority of the outstanding shares has been received shall be deposited with the Custodian, and shall be conclusive evidence of such amendment.";

     (3) that on December 20, 1979 all members of the Board of Trustees of the Fund adopted an amendment to the Declaration of Trust, as theretofore amended, for the purposes of recapitalizing the Fund as a series fund under the name Phoenix-Chase Series Fund and changing certain investment and other policies;

     (4) that, by vote at an adjourned session of the June 26, 1980 Special Meeting in lieu of the Annual Meeting of Shareholders of the Fund duly held on July 10, 1980, the holders of a majority of the outstanding shares of the Fund consented to such amendment and authorized the President of the Fund to declare such amendment effective on such date not later than August 15, 1980 as the President in his discretion might determine;

     (5) that, by a writing dated July 17, 1980, the President of the Fund declared such amendment effective July 28, 1980; and

     (6) that the amendment to the Declaration of Trust duly approved by the Board of Trustees of the Fund, consented to by the holders of a majority of the outstanding shares of the Fund and declared effective by the President of the Fund is reflected in the instrument annexed hereto entitled

                           PHOENIX-CHASE SERIES FUND

                              EXISTING PROVISIONS
                                       OF
                        DECLARATION OF TRUST, AS AMENDED
                                 July 28, 1980

WITNESS our hands this seventeenth day of July, 1980.

                                            /s/ C. DUANE BLINN
                                            -----------------------------------
                                            C. DUANE BLINN

                                            /s/ JOHN P. CHASE
                                            -----------------------------------
                                            JOHN P. CHASE

                                            /s/ DENNIS F. HARDCASTLE
                                            -----------------------------------
                                            DENNIS F. HARDCASTLE

                                            /s/ EVERETT P. POPE
                                            -----------------------------------
                                            EVERETT P. POPE

                                            /s/ HERBERT ROTH, JR.
                                            -----------------------------------
                                            HERBERT ROTH, JR.

                                            /s/ IRVING S. WOLFSON
                                            -----------------------------------
                                            IRVING S. WOLFSON

                           PHOENIX-CHASE SERIES FUND

                              EXISTING PROVISIONS
                                       OF
                        DECLARATION OF TRUST, AS AMENDED
                                 JULY 28, 1980

                           PHOENIX-CHASE SERIES FUND
                       AGREEMENT AND DECLARATION OF TRUST
                                                                            Page

  ARTICLE I.      NAME AND DEFINITIONS                                       4
Section 1.1       Name ...................................................   4
Section 1.2       Definitions ............................................   4
                       (a) "Trust" .......................................   4
                       (b) "Trustees" ....................................   4
                       (c) "Shares" ......................................   4
                       (d) "Series" ......................................   4
                       (e) "Shareholder" .................................   4
                       (f) "Investment Company Act" ......................   4
                       (g) "Commission" ..................................   4
                       (h) "Declaration of Trust" ........................   4
                       (i) "Vote of a Majority of the Outstanding Voting
                            Securities" ..................................   4

 ARTICLE II.      THE TRUSTEES
Section 2.1       Number, Designation, Election, Term, etc. ..............   4
                       (a) Number and Election ...........................   4
                       (b) Term ..........................................   5
                       (c) Resignation and Retirement ....................   5
                       (d) Removal .......................................   5
                       (e) Vacancies .....................................   5
                       (f) Effect of Vacancy .............................   5
                       (g) No Accounting .................................   5
Section 2.2       Powers of Trustees .....................................   5
                       (a) Investments ...................................   6
                       (b) Disposition of Assets .........................   6
                       (c) Ownership Powers ..............................   6
                       (d) Subscription ..................................   6
                       (e) Form of Holding ...............................   6
                       (f) Reorganization, etc. ..........................   6
                       (g) Voting Trusts, etc. ...........................   6
                       (h) Compromise ....................................   6
                       (i) Partnerships, etc. ............................   6
                       (j) Borrowing and Security ........................   6
                       (k) Insurance .....................................   6
Section 2.3       Action by Trustees .....................................   6
Section 2.4       Certain Contracts ......................................   7
                       (a) Advisory ......................................   7
                       (b) Administration ................................   7
                       (c) Financial Agent ...............................   7
                       (d) Distribution ..................................   7
                       (e) Custodian .....................................   7
                       (f) Transfer Agency ...............................   7
                       (g) Dividend Disbursing Agency ....................   7
                       (h) Shareholder Servicing .........................   7
Section 2.5       Certain Conflicts of Interest ..........................   7
Section 2.6       Payment of Trust Expenses and Compensation of Trustees .   8
Section 2.7       Ownership of Assets of the Trust .......................   8

ARTICLE III.      INVESTMENT POWERS AND RESTRICTIONS                         8
Section 3.1       Investment Restrictions ................................   8
Section 3.2       Investment Objectives ..................................   9
Section 3.3       Modification ...........................................   9
Section 3.4       Other Investment Restrictions ..........................  10

ARTICLE IV.       SHARES                                                    10
Section 4.1       Description of Shares ..................................  10
Section 4.2       Establishment and Designation of Series ................  10
                       (a) Assets Belonging to Series ....................  10
                       (b) Liabilities Belonging to Series ...............  11
                       (c) Dividends .....................................  11
                       (d) Liquidation ...................................  11
                       (e) Voting ........................................  12
                       (f) Redemption by Shareholder .....................  12
                       (g) Repurchase ....................................  12
                       (h) Redemption by Trust ...........................  12
                       (i) Net Asset Value ...............................  12
                       (j) Transfer ......................................  12
                       (k) Equality ......................................  13
                       (l) Fractions .....................................  13
                       (m) Exchange Privilege ............................  13
Section 4.3       Ownership of Shares ....................................  13
Section 4.4       Investment in the Trust ................................  13
Section 4.5       No Preemptive or Appraisal Rights ......................  13
Section 4.6       Status of Shares and Limitation of Personal Liability ..  13

ARTICLE V.        SHAREHOLDERS' VOTING POWERS AND MEETINGS                  13
Section 5.1       Voting Powers ..........................................  13
Section 5.2       Meetings ...............................................  14
Section 5.3       Record Dates ...........................................  14
Section 5.4       Quorum and Required Vote ...............................  14
Section 5.5       Action by Written Consent ..............................  14
Section 5.6       Inspection of Records ..................................  14

ARTICLE VI.       LIMITATION OF LIABILITY: INDEMNIFICATION                  15
Section 6.1       Trustees, Shareholders, etc. Not Personally Liable;
                     Notice ..............................................  15
Section 6.2       Trustee's Good Faith Action; Expert Advice; No Bond or
                     Surety ..............................................  15
Section 6.3       Indemnification of Shareholders ........................  15
Section 6.4       Indemnification of Trustees, Officers, etc. ............  15
Section 6.5       Compromise Payment .....................................  16
Section 6.6       Indemnification Not Exclusive, etc. ....................  16
Section 6.7       Liability of Third Persons Dealing with Trustees .......  16

ARTICLE VII.     MISCELLANEOUS                                             16
Section 7.1       Duration and Termination of Trust ......................  16
Section 7.2       Reorganization .........................................  16
Section 7.3       Amendments .............................................  17
Section 7.4       Name of Trust ..........................................  17
Section 7.5       Filing of Copies; References; Headings .................  17
Section 7.6       Applicable Law .........................................  17

     AN AGREEMENT AND DECLARATION OF TRUST, herein called Declaration of Trust, made at Boston in the Commonwealth of Massachusetts on the 7th day of April, 1958 by and between John P. Chase, Francis C. Gray, Oscar W. Haussermann, William J. Kirk and William M. Rand and such persons as may from time to time become Shareholders of this Trust by purchasing or otherwise acquiring shares of beneficial interest issued hereunder, as heretofore amended, is hereby further amended to read in its entirety as follows:

     THE TRUSTEES hereby agree and declare that they will hold all cash, securities, and other property which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in the Trust.

                                   ARTICLE I
                              NAME AND DEFINITIONS

     Section 1.1 Name. This Trust shall be known as "Phoenix-Chase Series Fund" and the Trustees shall conduct the business of the Trust under that name or such other name as they may from time to time determine.
     Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:
     (a) "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

     (b) "Trustees" refers to the Trustees of the Trust named herein and their duly elected successors;

     (c) "Shares" refers to the transferable units of interest into which beneficial interest in the Trust or any Series of the Trust (as the context may require) shall be divided from time to time;

     (d) "Series" refers to the Series of Shares established and designated pursuant to the provisions of Article IV;

     (e) "Shareholder" means a record owner of Shares;

     (f) The "Investment Company Act" refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

     (g) The term "Commission" shall mean the Securities and Exchange
         Commission.

     (h) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

     (i) "Vote of a Majority of the Outstanding Voting Securities" means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares.

                                   ARTICLE II
                                  THE TRUSTEES

     Section 2.1 Number, Designation, Election, Term, etc.

     (a) Number and Election. At each annual meeting, or at a special meeting held in lieu thereof, the Shareholders shall fix the number of Trustees, which shall be not less than five (5) nor more than twelve
         (12) Trustees, to serve until the next annual meeting or until the election and qualification of their successors, and shall at such meeting elect the number of Trustees so fixed. The Trustees serving as such may increase (to not more than 12) or decrease (to not less than five) the number of Trustees to a number other than the number theretofore fixed. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. However, the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (d) of this Section 2.1

     (b) Term. Each Trustee shall serve as a Trustee until the next annual meeting of Shareholders or any special meeting held in lieu thereof and until the election and qualification of his successor, or until such Trustee sooner dies, resigns, retires or is removed.

     (c) Resignation and Retirement. Any Trustee may resign his trust or retire as a Trustee, by written instrument signed by him and delivered to the remaining Trustees or to any officer of the Trust. Such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

     (d) Removal. Any Trustee may be removed with or without cause at any time either by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective, or by the Shareholders at any meeting called for the purpose.

     (e) Vacancies. Any vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the Trustees, may be filled by a majority of the remaining Trustees through the appointment in writing of a successor Trustee to hold office until the next annual meeting of Shareholders and until the election and qualification of his successor, provided that immediately after filling any such vacancy at least two-thirds (2/3) of the Trustees then holding office shall have been elected to such office by the Shareholders at an annual or special meeting. Such appointment of a successor Trustee shall be effective upon the written acceptance of the person named therein to serve as a Trustee and written agreement by such person to be bound by the provisions of this Declaration of Trust whereupon the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

     (f) Effect of Vacancy. The death, resignation, retirement, removal or incapacity of the Trustees, or of any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust. During any vacancy a majority of the remaining Trustees may exercise any and all of the powers of the Trustees hereunder. The determination of a vacancy or vacancies in the number of Trustees by reason of death, resignation or disability when made by the remaining Trustees and set forth in any instrument filling such vacancy or vacancies shall be final and conclusive for all purposes.

     (g) No Accounting. Except to the extent required by the Investment Company Act or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

     Section 2.2 Powers of Trustees. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may, as they consider appropriate, elect and remove officers, appoint and terminate agents and consultants, and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the provisions of the Investment Company Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 2.4 they may retain one or more advisers, administrators, financial agents and custodians and may authorize any such custodian to employ sub-custodians or agents and to deposit all or any part of the Trust's assets in a system or systems for the central handling of securities and debt instruments, retain one or more transfer, dividend, accounting or Shareholder servicing agents, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, set record dates or times for the determination of Shareholders or certain of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, financial agents, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, financial agent, custodian, transfer agent, dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

     Without limiting the foregoing but subject to the limitations set forth in Article III and to the extent not inconsistent with the Investment Company Act or other applicable law, the Trustees shall have power and authority:

     (a) Investments. To invest and reinvest from time to time cash and other assets of the Trust in any type or class of security or debt instrument including Shares of Series established pursuant to the terms of this Declaration of Trust; and to hold cash or other assets of the Trust uninvested in whole or in part without in any event being bound or limited by any present or future law, rule of court or custom in regard to investments by trustees;

     (b) Disposition of Assets. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

     (c) Ownership Powers. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property ownership, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

     (d) Subscription. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

     (e) Form of Holding. Subject to the provisions of Section 2.7, to hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

     (f) Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

     (g) Voting Trusts, etc. To join with other holders of any securities or debt instruments in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (h) Compromise. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

     (i) Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (j) Borrowing and Security. To borrow funds and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing; and

     (k) Insurance. To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance covering each officer and employee of the Trust against larceny and embezzlement and insurance covering each Trustee with respect to any errors or omissions which may be committed or omitted by such Trustee.

     Section 2.3 Action by Trustees. Except as otherwise provided by the Investment Company Act or other applicable law or this Declaration of Trust, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.
     Section 2.4 Certain Contracts. Subject to compliance with the provisions of the Investment Company Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other types of organizations, or individuals ("Contracting Party") to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine to be appropriate:

     (a) Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Series, to manage such investments and assets, to make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

     (b) Administration. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust, to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operation of the Trust;

     (c) Financial Agency. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust, to provide financial and accounting services whether with respect to the Trust's assets, or otherwise, including but not limited to the preparation and supervision of the Trust's financial statements and reports, bookkeeping services, pricing services, periodic reports to Shareholders and others, supporting schedules in connection with any audit of the Trust's business or operations, and registration statements, prospectuses and other documents required to be filed under all applicable Federal and state laws and to provide any services involved in registering and maintaining the registration of the Trust and of its Shares with the Commission and registering or qualifying its Shares under state or other securities laws or any services involved in preparing reports to Shareholders;

     (d) Distribution. To distribute the Shares of the Trust; to be principal underwriter of such Shares or to act as agent of the Trust in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

     (e) Custodian. To maintain custody of the property of the Trust and accounting records in connection therewith;

     (f) Transfer Agency. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof;

     (g) Dividend Disbursing Agency. To disburse any dividends and other distributions declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends; and

     (h) Shareholder Servicing. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters.

     Section 2.5 Certain Conflicts of Interest. The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the Investment Company Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine.

The fact that:
     (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party, or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust, or that

    (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or has other business or interests shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all the Trustees), or (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders, and (z) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

     Section 2.6 Payment of Trust Expenses and Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, adviser, administrator, financial agent, distributor, principal underwriter, auditor, counsel, custodian, transfer agent, dividend disbursing agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges, including non-recurring expenses and other expenses which may be deemed extraordinary expenses under all applicable Federal or State law, as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

     Section 2.7 Ownership of Assets of the Trust. Notwithstanding the provisions of subsection (e) of section 2.2, title to all of the assets of the Trust shall at all times be considered as vested in the Trustees as joint tenants.

                                  ARTICLE III
                       INVESTMENT POWERS AND RESTRICTIONS

     Section 3.1 Investment Restrictions. The following investment restrictions are fundamental investment policies of the Trust, and may not be altered except as provided in Section 3.3. The Trust may not:

     (a) Purchase for any Series securities of any issuer other than obligations issued or guaranteed as to principal and interest by the United States Government or its agencies or instrumentalities, if immediately thereafter (i) more than 5% of such Series' total assets (taken at market value) would be invested in the securities of such issuer or (ii) more than 10% of the outstanding securities of any class of such issuer would be held by such Series or by all Series of the Trust in the aggregate.

     (b) Concentrate the portfolio investments of any Series in any one industry. To comply with this restriction, no security may be purchased for a Series if such purchase would cause the value of the aggregate investment of such Series in any one industry to exceed 25% of that Series' total assets (taken at market value). However, any Series established by the Trustees which invests primarily in high grade money market instruments may invest more than 25% of its assets
         (i) in the banking industry or (ii) in the personal credit institution or business credit institution industries.

     (c) Act as a securities underwriter except as it technically may be deemed to be an underwriter under the Securities Act of 1933 in selling a portfolio security.

     (d) Purchase securities on margin, but it may obtain short-term credit as may be necessary for the clearance of purchases and sales of securities.

     (e) Make short sales of securities or maintain a short position.

     (f) Make cash loans, except that the Trust may (i) purchase bonds, notes, debentures or similar obligations which are customarily purchased by institutional investors whether publicly distributed or not, and (ii) enter into repurchase agreements, provided that no more than 10% of any Series' total assets (taken at market value) may be subject to repurchase agreements maturing in more than seven days.

     (g) Make securities loans, except that the Trust may make loans of the portfolio securities of any Series provided that the market value of the securities subject to any such loans does not exceed 25% of the value of the total assets (taken at market value) of such Series.

     (h) Make investments in real estate or commodities or commodity contracts, although the Trust may purchase securities which are secured by interests in real estate, specifically, securities issued by real estate investment trusts.

     (i) Invest in oil, gas or other mineral exploration or development programs, although the Trust may purchase securities of issuers which engage in whole or in part in such activities.

     (j) Invest in puts, calls, straddles, and any combination thereof, unless authorized by the Trustees, provided, however, that it may write covered call option contracts.

     (k) Purchase securities of companies for the purpose of exercising management or control.

     (l) Participate in a joint or joint and several trading account in securities.

     (m) Purchase securities of any other investment company except in the open market at customary brokers' commission rates or as part of a plan of merger or consolidation.

     (n) Purchase for any Series securities of any issuer which together with predecessors has a record of less than three years' continuous operation, if as a result more than 5% of the total net assets (taken at market value) of such Series would then be invested in such securities.

     (o) Purchase or retain securities of any issuer if any officer or Trustee of the Trust, or officer or director of its investment adviser, owns beneficially more than 1/2 of 1% of the outstanding securities of such issuer and all such persons owning more than 1/2 of 1% of such securities together own beneficially more than 5% of such securities or shares.

     (p) Borrow money, except that the Trust (i) may borrow money for any Series for temporary administrative purposes, provided that any such borrowing does not exceed 10% of the value of the total assets (taken at market value) of such Series and (ii) may borrow money for any Series for investment purposes, provided that any borrowing for investment purposes with respect to any such Series is (x) authorized by the Trustees prior to any public distribution of the shares of such Series or is authorized by the shareholders of such Series thereafter,
         (y) is limited to 33 1/3% of the value of the total assets (taken at market value) of such Series, and (z) is subject to an agreement by the borrower that any recourse is limited to the assets of that Series with respect to which the borrowing has been made.

     (q) Pledge, mortgage or hypothecate the assets of any Series to an extent greater than 10% of the total assets (taken at market value) of such Series to secure borrowings made pursuant to the provisions of subsection (p) of Section 3.1.

     Section 3.2 Investment Objectives. The investment objectives of each of the Series shall be determined by the Trustees prior to the date shares of such Series are offered to the public and each such investment objective shall be a fundamental investment policy of the Trust with respect to such Series and may not be altered except as provided in Section 3.3.

     Section 3.3 Modification. The fundamental investment policies of the Trust as stated in this Article III may not be altered or amended without the approval by a Vote of a Majority of the Outstanding Voting Securities of each Series, except that any matter shall be deemed to have been effectively acted upon with respect to any Series if approved by a Vote of a Majority of the Outstanding Voting Securities of such Series, notwithstanding (a) that such matter has not been approved by a Vote of a Majority of the Outstanding Voting

Securities of any other Series affected by such matter and (b) that such matter has not been approved by a Vote of a Majority of the Outstanding Voting Securities of the Trust.

     Section 3.4 Other Investment Restrictions. The Trustees may from time to time adopt other investment restrictions with respect to the Trust or any Series of the Trust established and designated herein or established and designated in accordance with Section 4.1 hereof. Such restrictions shall not be fundamental investment policies of the Trust and may be altered or amended at any time by action of the Trustees.

                                   ARTICLE IV
                                     SHARES

     Section 4.1 Description of Shares. The beneficial interest in the Trust shall be divided into an unlimited number of Shares, with a par value of one dollar each. The Trustees shall have the authority from time to time to establish and designate two or more Series of Shares (including without limitation those Series specifically established and designated in Section 4.2), as they deem necessary or desirable.

     The Trustees may issue Shares of any Series of such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (i) of Section 4.2). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust.

     The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred in Section 5.3.

     The establishment and designation of any Series of Shares in addition to those established and designated in Section 4.2 shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series previously established and designated the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof.

     Any Trustee, officer or other agent of the Trust and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust or were not such an organization; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series generally.

     Section 4.2 Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the following five Series are hereby established and designated: "Phoenix-Chase Growth Fund Series", "Phoenix-Chase Stock Fund Series", "Phoenix-Chase Balanced Fund Series", "Phoenix-Chase Money Market
Fund Series" and "Phoenix-Chase High Yield Fund Series". All Shares of beneficial interest in the Trust outstanding as of the date of adoption of this Amendment shall be classified as Shares of the Phoenix-Chase Growth Fund Series and all assets, including all income, earnings, profits, and proceeds thereof, and all liabilities of the Trust as of such date shall be considered assets and liabilities of the Phoenix-Chase Growth Fund Series.

     Shares of each Series established and designated in this Section 4.2 and any Shares of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences:

     (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items, as defined herein, allocated to that Series as provided herein, are herein referred to as "assets belonging to" that Series.
         In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (b) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes.

         The Trustees shall have full discretion, to the extent not inconsistent with the Investment Company Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (c) Dividends. Dividends and distributions on Shares of a particular
         Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (i) of this Section 4.2.

     (d) Liquidation. In the event of the liquidation or dissolution of the Trust or redemption of all of the Shares of any Series, the Shareholders of each Series that has been established and designated shall be entitled to receive, as a Series, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The assets so distributable to the Shareholders of any Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Trust. The redemption of all the Shares of any particular Series may be authorized by a vote of a majority of the Trustees then in office subject to the approval of a Vote of a Majority of the Outstanding Voting Securities of that Series.

     (e) Voting. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each Share, and a proportionate vote for each fractional Share, standing in his name on the books of the Trust irrespective of the Series thereof and all Shares of all Series shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any Series is required, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirement referred to in (a) above applies with respect to one or more Series, then, subject to (c) below, the Shares of all Series entitled to vote and to which the separate vote requirement referred to in (a) above does not apply shall vote as a single class; and (c) as to any matter which affects (within the meaning of Rule 18 f-2 under the Investment Company Act) the interest of one or more but not all Series, only the holders of Shares of the one or more affected Series shall be entitled to vote.

     (f) Redemption by Shareholder. Each holder of Shares of a particular Series, upon request to the Trust and compliance with appropriate transfer requirements, shall be entitled to require the Trust to redeem all or any part of the shares of that Series standing in the name of such holder on the books of Trust at a redemption price equal to the net asset value per Share of that Series next determined in accordance with subsection (i) of this Section 4.2 after the receipt in good order of the request for redemption, less such amount not to exceed one percent (1%) of such net asset value as the Trustees may determine.

         Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of shares of any Series to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under the Investment Company Act.

     (g) Repurchase. The Trust may maintain, or authorize its agent to maintain, an offer to repurchase its outstanding Shares. During any period when such an offer is being maintained, each Share for which a repurchase order is received shall be repurchased at a price equal to the net asset value per Share next determined in accordance with subsection
         (i) of this Section 4.2 after receipt of such repurchase order less such amount not in excess of 1% of such net asset value as the Trustees may determine.

     (h) Redemption by Trust. Each Share of each Series that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this
         Section 4.2 at any time if the Trustees determine in their sole discretion that such redemption is in the best interest of the holders of the Shares, or any Series thereof, of the Trust, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

     (i) Net Asset Value. The net asset value per Share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series) by the total number of Shares of that Series outstanding, all determined in accordance with the methods and procedures established by the Trustees from time to time.

         The Trustees may determine to maintain the net asset value per Share of Phoenix-Chase Money Market Fund Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act for the continuing declarations of income and capital gains attributable to that Series as dividends payable in additional Shares of that Series at the designated constant dollar amount and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series his pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

     (j) Transfer. All Shares of each particular Series shall be transferable, but transfers of Shares of a partic-

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

         ular Series will be recorded on the Share transfer records of the Trust applicable to that Series only at such times as may be permitted by the Trustees.

     (k) Equality. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 4.2 that may exist with respect to dividends and distributions on Shares of the same Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Shares of any other Series.

     (l) Fractions. Any fractional Share of any Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

     (m) Exchange Privilege. Subject to compliance with the requirements of the Investment Company Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

     Section 4.3 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares, and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series held from time to time by each such Shareholder.

     Section 4.4 Investments in the Trust. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the Investment Company Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

     Section 4.5 No Preemptive or Appraisal Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Shareholders shall have no appraisal rights other than as may from time to time be provided by applicable law.

     Section 4.6 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting. The Trust shall not be deemed or otherwise construed to be a partnership nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

                                ARTICLE V
                  SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 5.1 Voting Powers. The Shareholders shall have power to vote only
(i) for the election or removal of Trustees as provided in Section 2.1, (ii) with respect to any contract with a Contracting Party as provided in Section
2.4 as to which Shareholder approval is required by the Investment Company Act,
(iii) with respect to any termination or reorganization of the Trust or any Series to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as

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

provided in Section 7.3, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by the Investment Company Act, this Declaration of Trust or any registration of the Trust with the Commission or state regulatory agency, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series are outstanding, the Trustees may with respect to that Series exercise all rights of Shareholders and may take any action required by law or this Declaration of Trust to be taken by Shareholders with respect to that Series.

     Section 5.2 Meetings. There shall be an annual meeting of Shareholders on the fourth Thursday in March at the office of the Trust in Boston, Massachusetts, or at such other place as may be designated in the call thereof, which call shall be made by the Trustees. In the event that such meeting is not held in any year on the date fixed herein, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of the annual meeting with the same effect as though held on such date. Special meetings may also be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 60 days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting be called for a purpose requiring action by the Shareholders as provided herein, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

     Section 5.3 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 60 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such action and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

     Section 5.4 Quorum and Required Vote. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholder's meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. A majority of the Shares voted, at a meeting at which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is provided for by any provision of the Investment Company Act or other applicable law or by this Declaration of Trust.

     Section 5.5 Action by Written Consent. Subject to the provisions of the Investment Company Act and other applicable law, any action taken by Shareholders of the Trust or of any Series may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by the Investment Company Act or by any express provision of this Declaration of Trust) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5.6 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the extent permitted by the Trustees.

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

                                   ARTICLE VI
                     LIMITATION OF LIABILITY: INDEMNIFICATION

     Section 6.1 Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust or the Trustees and not personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

     Section 6.2 Trustee's Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be able for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, financial agent, custodian or transfer, dividend disbursing, Shareholder servicing or other agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public account, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustee pursuant to Section
2.4. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

     Section 6.3 Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such charge or liability.

     Section 6.4 Indemnification of Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers (hereinafter referred to as a "Covered Person") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the

Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VI.

     Section 6.5 Compromise Payment. As to any matter disposed of by a compromise payment of any such Covered Person referred to in Section 6.4, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person does not appear not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust and that such indemnification would not protect such person against any liability to the Trust to which such person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Any payment made to any Covered Person hereunder shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

     Section 6.6 Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VI, "Covered Person" shall include such person's heirs, executors and administrators. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

     Section 6.7 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 7.1 Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by a majority of the Trustees then in office subject to the approval by a Vote of a Majority of the Outstanding Voting Securities of each Series voting separately by Series.

     Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of subsection (d) of Section 4.2.

     Section 7.2 Reorganization. The Trustees may sell, convey and transfer the assets of the Trust, or the assets belonging to any one or more Series, to another Trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust, to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series the assets of which are so transferred; provided, however, that no assets belonging to any particular Series shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by a Vote of a Majority of the Outstanding Voting Securities of that Series. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) among the Shareholders of the Series the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

     Section 7.3 Amendments. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment except as herein provided upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time by an instrument in writing signed by a majority of the then Trustees (or by a Trustee or officer of the Trust pursuant to the vote of a majority of such Trustees), when authorized so to do by the vote in accordance with subsection (e) of Section 4.2 of Shareholders holding a majority of the Shares entitled to vote, except that amendments (a) establishing and designating any further Series of Shares, as provided in Section 4.1, or (b) abolishing any Series of Shares of which there are no Shares outstanding, or (c) adopting, altering, or amending investment restrictions with respect to the Trust or any Series of the Trust which are not fundamental investment policies of the Trust or of any Series, or (d) having the purpose of changing the name of the Trust or the name of any Series theretofore established and designated, or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision hereof which is internally inconsistent with any other provision hereof or which is defective or inconsistent with the Investment Company Act or with the requirements of the Internal Revenue Code and applicable regulations for the Trust's obtaining the most favorable treatment thereunder available to regulated investment companies, shall not require authorization by Shareholder vote. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate
(which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

     Section 7.4 Name of Trust. The Trust is adopting its name through permission of Phoenix Mutual Life Insurance Company which has granted to Phoenix Investment Counsel of Boston, Inc. the right to grant licenses to investment companies pursuant to which such investment companies will be permitted to use the name "Phoenix" upon such terms and conditions as are agreed to by Pheonix Mutual Life Insurance Company. Phoenix Mutual Life Insurance Company has reserved to itself or any successor to its business the right to grant the nonexclusive right to use the name "Phoenix" or "Phoenix Mutual" to any other entity. The Trustees agree to eliminate promptly at the request of Phoenix Investment Counsel of Boston, Inc. all references to "Phoenix" in the name of this Trust and will cause the business of this Trust to be conducted thereafter under a name not using the word "Phoenix" in any form or combination.

     Section 7.5 Filing of Copies; References; Headings. The original or a conformed copy of this amended Declaration of Trust and of each amendment thereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this amended Declaration of Trust and of each amendment thereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as with any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this amended Declaration of Trust or any such subsequent amendment. Anyone dealing with the Trust may rely on a certificate by a Trustee or officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this amended Declaration of Trust or of any such subsequent amendment. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument or any amendment thereto may be executed in any number of counterparts each of which shall be deemed an original.

     Section 7.6 Applicable Law. This Declaration of Trust, made in The Commonwealth of Massachusetts, and the Trust created hereunder, is governed by the laws of said Commonwealth and is construed and administered according to said laws. The Trust is of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Laws and of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.